Exhibit  99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.32 PER SHARE; DECLARES SECOND QUARTER DIVIDEND OF $0.30 PER SHARE; 36 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., May 5, 2021 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2021 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2021 was $18.4 million, or $0.32 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on March 31, 2021.

•	Net increase in net assets from operations for the quarter ended March 31, 2021 was $35.5 million, or $0.61 per share.

•	Net asset value per share increased 2.4% to $13.56 at March 31, 2021 compared to $13.24 at December 31, 2020.

•	Total acquisitions during the quarter ended March 31, 2021 were $182.6 million and total dispositions were $95.7 million.

•	As of March 31, 2021, loans on non-accrual status represented 0.4% of the portfolio at fair value and 0.8% at cost. No new loans were placed on non-accrual.

•	On February 9, 2021, the Company issued $175.0 million in aggregate principal amount of 2.85% notes due 2026 (the “2026 Notes”).

•	Both Fitch and Moody’s reaffirmed the Company’s investment-grade rating with stable outlook during the first quarter.

•	On May 5, 2021, our board of directors declared a second quarter dividend of $0.30 per share payable on June 30, 2021 to stockholders of record as of the close of business on June 16, 2021.

"We are pleased to report continuing strong performance, with further NAV improvement driven by strong credits across the portfolio,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "Our ability to source deals across a broad platform, coupled with our ongoing focus on less cyclical industries and established middle-market companies with resilient business models, as well as our ability to access a variety of capital markets at attractive rates, enables us to consistently deliver favorable risk-adjusted returns to our shareholders."

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2021, our investment portfolio consisted of debt and equity positions in 98 portfolio companies with a total fair value of approximately $1.7 billion, 89% of which was senior secured debt. 86% of the debt portfolio was first lien. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 10% of the portfolio. 94% of our debt investments were floating rate, 84% of which had interest rate floors.

As of March 31, 2021, the weighted average annual effective yield of our debt portfolio was approximately 9.5%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.2%, compared with 9.6% and 9.2%, respectively, as of December 31, 2020. Debt investments in two portfolio companies were on non-accrual status as of March 31, 2021, representing 0.4% of the portfolio at fair value and 0.8% at cost.

During the three months ended March 31, 2021, we invested approximately $182.6 million, primarily in 15 investments, comprised of 9 new and 6 existing portfolio companies. Of these investments, $173.7 million, or 95.1% of total acquisitions, were in senior secured loans and $6.5 million (3.5% of total acquisitions) in unsecured notes. The remaining $2.4 million (1.3% of total acquisitions) was comprised of equity investments. Additionally, we received approximately $95.7 million in proceeds from sales or repayments of investments during the three months ended March 31, 2021. New investments during the quarter had a weighted average effective yield of 9.3%. Investments we exited had a weighted average effective yield of 9.0%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of March 31, 2021, total assets were $1.8 billion, net assets were $783.1 million and net asset value per share was $13.56 per share, as compared to $1.7 billion, $765.0 million, and $13.24 per share, respectively, as of December 31, 2020.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2021 was approximately $41.2 million, or $0.71 per share. Investment income for the three months ended March 31, 2021 included $0.01 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization, $0.02 per share from interest income paid in kind, $0.06 per share of dividend income and $0.02 per share in other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2021 were approximately $22.7 million, or $0.39 per share, including interest and other debt expenses of $10.1 million, or $0.17 per share, and incentive compensation from net investment income of $4.7 million, or $0.08 per share. For the three months ended March 31, 2021, our incentive compensation expense included approximately $0.6 million, or $0.01 per share of previously deferred incentive compensation related to the first quarter in 2020. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 4.1% of average net assets.

Net investment income for the three months ended March 31, 2021 was approximately $18.4 million, or $0.32 per share. Net unrealized gains for the three months ended December 31, 2020 were $13.9 million, or $0.24 per share, primarily driven by $6.2 million in additional gains on our investment in Edmentum, as well as continued spread tightening and recovery related to the market impact of COVID-19, and other credit-specific gains during the three months ended March 31, 2021. Net realized gains for the three months ended March 31, 2021 were $3.1 million, or $0.06 per share, primarily resulting from a $8.8 million gain on the disposition of our One Sky equity position, partially offset by a $7.1 million loss from the disposition of our debt investment in GlassPoint. Net increase in net assets resulting from operations for the three months ended March 31, 2021 was $35.5 million, or $0.61 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2021, available liquidity was approximately $419.7 million, comprised of approximately $395.9 million in available capacity under our leverage program, $14.3 million in cash and cash equivalents, and $9.5 million in net outstanding settlements of investments sold.

The combined weighted-average interest rate on debt outstanding at March 31, 2021 was 3.48%.

Total debt outstanding at March 31, 2021 was as follows:

	Maturity	Rate		Carrying Value *	Available	Total Capacity
Operating Facility	2024	L+2.00%	†	$104,095,520	$195,904,480	$300,000,000	‡
Funding Facility II	2025	L+2.00%	§	—	200,000,000	200,000,000	**
SBA Debentures	2024−2031	2.63%	††	150,000,000	—	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,383,415	—	139,383,415
2022 Notes ($175 million par)	2022	4.125%		174,811,471	—	174,811,471
2024 Notes ($250 million par)	2024	3.900%		248,007,542	—	248,007,542
2026 Notes ($175 million par)	2026	2.850%		174,308,729	—	174,308,729
Total leverage				990,606,677	$395,904,480	$1,386,511,157
Unamortized issuance costs				(7,624,815)
Debt, net of unamortized issuance costs				$982,981,862

*	Except for the convertible notes, the 2022 Notes, the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
†	As of March 31, 2021, $8.7 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $16.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
‡	Facility has a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
§	Subject to certain funding requirements
**	Facility has a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
††

Weighted-average interest rate on pooled loans, excluding fees of 0.35% or 0.36%. As of March 31, 2021, $12.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 0.50% plus fees of 0.35% through September 21, 2021, the date of the next SBA pooling.

On April 29, 2021, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended March 31, 2021, no shares were repurchased.

RECENT DEVELOPMENTS

On May 5, 2021, our board of directors declared a second quarter dividend of $0.30 per share payable on June 30, 2021 to stockholders of record as of the close of business on June 16, 2021.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, May 5, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 270-1533; international callers should dial (412) 317-0797. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2021 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 12, 2021. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (877) 344-7529. For international replay, please dial (412) 317-0088. For all replays, please reference access code 10154439.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,567,141,129 and $1,473,322,720, respectively)	$1,562,681,963	$1,461,610,769
Companies 5% to 25% owned (cost of $64,426,152 and $63,114,875, respectively)	78,029,033	68,927,182
Companies more than 25% owned (cost of $133,198,968 and $136,332,302, respectively)	94,680,469	99,026,531
Total investments (cost of $1,764,766,249 and $1,672,769,897, respectively)	1,735,391,465	1,629,564,482

Cash and cash equivalents	14,254,843	20,006,580
Accrued interest income:
Companies less than 5% owned	17,487,324	15,557,669
Companies 5% to 25% owned	368	368
Companies more than 25% owned	13,611	13,611
Receivable for investments sold	28,013,848	278,737
Deferred debt issuance costs	4,694,912	4,984,388
Prepaid expenses and other assets	2,015,670	1,581,320
Total assets	1,801,872,041	1,671,987,155

Liabilities
Debt, net of unamortized issuance costs of $7,624,815 and $6,308,172, respectively	982,981,862	850,016,199
Payable for investments purchased	18,485,554	33,275,348
Management and advisory fees payable	5,870,930	5,753,347
Incentive compensation payable	4,691,455	5,020,794
Interest payable	3,684,843	9,886,085
Reimbursements due to the Advisor	1,312,863	1,344,756
Accrued expenses and other liabilities	1,703,313	1,704,048
Total liabilities	1,018,730,820	907,000,577

Commitments and contingencies

Net assets	$783,141,221	$764,986,578

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$57,767	$57,767
Paid-in capital in excess of par	979,973,202	979,973,202
Distributable earnings (loss)	(196,889,748)	(215,044,391)
Net assets	$783,141,221	$764,986,578

Net assets per share	$13.56	$13.24

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2021	2020
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$33,853,312	$35,989,337
Companies 5% to 25% owned	26,097	552,275
Companies more than 25% owned	1,650,033	1,676,256
PIK income:
Companies less than 5% owned	1,304,701	1,411,631
Companies 5% to 25% owned	—	1,002,130
Dividend income:
Companies less than 5% owned	819,355	—
Companies 5% to 25% owned	1,696,660	—
Companies more than 25% owned	892,050	428,419
Lease income:
Companies more than 25% owned	—	38,136
Other income:
Companies less than 5% owned	47,118	153,014
Companies 5% to 25% owned	874,576	—
Total investment income	41,163,902	41,251,198

Operating expenses
Interest and other debt expenses	10,105,887	10,955,646
Management and advisory fees	5,943,362	6,117,043
Incentive fee	4,691,458	—
Administrative expenses	539,947	539,947
Legal fees, professional fees and due diligence expenses	290,334	498,410
Director fees	250,000	232,232
Insurance expense	135,000	175,080
Custody fees	59,183	111,667
Other operating expenses	707,345	568,249
Total operating expenses	22,722,516	19,198,274

Net investment income	18,441,386	22,052,924

Realized and unrealized gain (loss)
Net realized gain:
Investments in companies less than 5% owned	2,079,315	4,794,459
Investments in companies 5% to 25% owned	1,028,057	—
Investments in companies more than 25% owned	—	162,012
Net realized gain	3,107,372	4,956,471

Change in net unrealized appreciation/depreciation	13,936,064	(96,490,806)
Net realized and unrealized gain (loss)	17,043,436	(91,534,335)

Net increase (decrease) in net assets from operations	$35,484,822	$(69,481,411)

Basic and diluted earnings (loss) per share	$0.61	$(1.18)

Basic and diluted weighted average common shares outstanding	57,767,264	58,668,432

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2020, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com